                                AMENDMENT NO. 6
                          TO THE AMENDED AND RESTATED
                           MASTER DISTRIBUTION PLAN

                               (CLASS R SHARES)

      The Amended and Restated Master Distribution Plan (the "Plan"), dated as of August 18, 2003, pursuant to Rule 12b-1, is hereby amended, effective October 15, 2004, as follows:

      WHEREAS, the parties desire to amend the Plan to rename each INVESCO Fund by replacing "INVESCO" with "AIM";

      NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                  "SCHEDULE A
                                      TO
                           THE AMENDED AND RESTATED
                           MASTER DISTRIBUTION PLAN
                               (CLASS R SHARES)

                        (DISTRIBUTION AND SERVICE FEES)

      The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Class R Shares of each Portfolio designated below, a Distribution Fee and a Service Fee determined by applying the annual rate set forth below as to the Class R Shares of each Portfolio to the average daily net assets of the Class R Shares of the Portfolio for the plan year. Average daily net assets shall be computed in a manner used for the determination of the offering price of the Class R Shares of the Portfolio.

                                       MINIMUM
                                        ASSET
AIM EQUITY FUNDS                        BASED     MAXIMUM    MAXIMUM
                                        SALES     SERVICE   AGGREGATE
PORTFOLIO - CLASS R SHARES             CHARGE       FEE        FEE
                                       --------   -------   ---------
AIM Aggressive Growth Fund               0.25%     0.25%       0.50%
AIM Blue Chip Fund                       0.25%     0.25%       0.50%
AIM Capital Development Fund             0.25%     0.25%       0.50%
AIM Charter Fund                         0.25%     0.25%       0.50%
AIM Constellation Fund                   0.25%     0.25%       0.50%
AIM Large Cap Basic Value Fund           0.25%     0.25%       0.50%
AIM Large Cap Growth Fund                0.25%     0.25%       0.50%
AIM Mid Cap Growth Fund                  0.25%     0.25%       0.50%
AIM Weingarten Fund                      0.25%     0.25%       0.50%

                                       MINIMUM
                                        ASSET
AIM FUNDS GROUP                         BASED     MAXIMUM    MAXIMUM
                                        SALES     SERVICE   AGGREGATE
PORTFOLIO - CLASS R SHARES             CHARGE       FEE        FEE
                                       --------   -------   ---------
AIM Balanced Fund                       0.25%      0.25%      0.50%
AIM Basic Balanced Fund                 0.25%      0.25%      0.50%
AIM Mid Cap Basic Value Fund            0.25%      0.25%      0.50%
AIM Premier Equity Fund                 0.25%      0.25%      0.50%
AIM Small Cap Equity Fund               0.25%      0.25%      0.50%

                                       MINIMUM
                                        ASSET
AIM GROWTH SERIES                       BASED     MAXIMUM    MAXIMUM
                                        SALES     SERVICE   AGGREGATE
PORTFOLIO - CLASS R SHARES             CHARGE       FEE        FEE
                                       --------   -------   ---------
AIM Aggressive Allocation Fund           0.25%     0.25%       0.50%
AIM Basic Value Fund                     0.25%     0.25%       0.50%
AIM Conservative Allocation Fund         0.25%     0.25%       0.50%
AIM Mid Cap Core Equity Fund             0.25%     0.25%       0.50%
AIM Moderate Allocation Fund             0.25%     0.25%       0.50%
AIM Small Cap Growth Fund                0.25%     0.25%       0.50%

                                       MINIMUM
                                        ASSET
AIM INTERNATIONAL MUTUAL FUNDS          BASED     MAXIMUM    MAXIMUM
                                        SALES     SERVICE   AGGREGATE
PORTFOLIO - CLASS R SHARES             CHARGE       FEE        FEE
                                       --------   -------   ---------
AIM European Growth Fund                0.25%      0.25%      0.50%
AIM International Core Equity Fund      0.25%      0.25%      0.50%
AIM International Growth Fund           0.25%      0.25%      0.50%

                                       MINIMUM
                                        ASSET
AIM INVESTMENT FUNDS                    BASED     MAXIMUM    MAXIMUM
                                        SALES     SERVICE   AGGREGATE
PORTFOLIO - CLASS R SHARES             CHARGE       FEE        FEE
                                       --------   -------   ---------
AIM Trimark Endeavor Fund               0.25%      0.25%      0.50%
AIM Trimark Fund                        0.25%      0.25%      0.50%
AIM Trimark Small Companies Fund        0.25%      0.25%      0.50%

                                       MINIMUM
                                        ASSET
AIM INVESTMENT SECURITIES FUNDS         BASED     MAXIMUM    MAXIMUM
                                        SALES     SERVICE   AGGREGATE
PORTFOLIO - CLASS R SHARES             CHARGE       FEE        FEE
                                       --------   -------   ---------
AIM Income Fund                         0.25%      0.25%      0.50%
AIM Intermediate Government Fund        0.25%      0.25%      0.50%
AIM Money Market Fund                   0.25%      0.25%      0.50%
AIM Real Estate Fund                    0.25%      0.25%      0.50%
AIM Short Term Bond Fund                0.25%      0.25%      0.50%
AIM Total Return Bond Fund              0.25%      0.25%      0.50%"

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:  October 15, 2004

                                       2